                                                                   EXHIBIT 21.1


                                 POPULAR, INC.

                            AS OF DECEMBER 31, 2002


SUBSIDIARIES OF THE REGISTRANT

         Banco Popular de Puerto Rico, (Banco Popular) - A wholly-owned subsidiary Bank, incorporated under the laws of Puerto Rico in 1998.

                  Popular Auto, Inc. (Formerly Popular Leasing & Rental , Inc.)
                  - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.

                  Popular Finance, Inc. (Popular Finance) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.

                  Popular Mortgage, Inc. (Popular Mortgage) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1995.

         Popular International Bank, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1992.

                  ATH Costa Rica, S.A.- A wholly-owned subsidiary of Popular International Bank, Inc., incorporated under the laws of Costa Rica in 1996.

                  Crest, S.A. - a subsidiary of Popular International Bank, Inc., incorporated under the laws of Costa Rica in 1984.

                  Popular Insurance V.I.,Inc. - A wholly-owned subsidiary of Popular International Bank, Inc., incorporated under the laws of U.S. Virgin Island in 2001.

         Popular North America, Inc. - A wholly-owned subsidiary of Popular International Bank, Inc., incorporated under the laws of Delaware in 1991.

                  Equity One, Inc. - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Delaware in 1980.

                  Banco Popular North America - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of New York in 1998.

                  Popular FS, LLC- A wholly-owned subsidiary of Banco Popular North America, Inc., incorporated under the laws of Delaware in 2001.

                  Popular Leasing, U.S.A. - A wholly-owned subsidiary of Banco Popular North America, incorporated under the laws of Delaware in 1997.

                  BPNA Real Estate Holdings, Inc. - A wholly-owned subsidiary of Banco Popular North America, incorporated under the laws of New Jersey in 1999.

                  BPNA Real Estate, Inc. - A wholly-owned subsidiary of BPNA Real Estate Holdings, Inc., incorporated under the laws of New York in 1999.

                  Popular Insurance Agency USA, Inc. - A wholly-owned subsidiary of Banco Popular North America, incorporated under the laws of Delaware in 2001.

                  BanPonce Trust I - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Delaware in 1997.

                  Popular Cash Express, Inc. - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Delaware in 1997.

                  Popular Cash Express-California, Inc.-A wholly-owned subsidiary of Popular Cash Express, Inc., incorporated under the laws of California in 1986.

                  Banco Popular, National Association - a wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Florida in 1999.

                  Popular Insurance, Inc. - a subsidiary of Banco Popular, National Association, incorporated under the laws of Puerto Rico in 1997.

         Popular Securities, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1956.

         Metropolitana de Prestamos, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1961 (Inactive Corporation).

         Popular Assets Management, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1994 (Inactive Corporation).

         Puerto Rico Parking Corporation - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1963 (Inactive Corporation).

         GM Group, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1989.

         Levitt Mortgage Corporation (Formerly: Newco Mortgage Holding Corporation) - A subsidiary incorporated under the laws of Puerto Rico in 1999.